EXHIBIT 32.1

CERTIFICATION PURSUANT TO 18 U.S.C. 1350 AS ADOPTED PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report of Freshwater Technologies, Inc. (the “Company”) on Form 10-Q for the period ending March 31, 2011, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Max Weissengruber, Principal Executive Officer of the Company, certify, pursuant to 18 U.S.C. §1350, as adopted pursuant to §906 of the Sarbanes-Oxley Act of 2002, that:

(1)	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial position and results of operations of the Company.

Date: May 13, 2011

/s/ Max Weissengruber
Max Weissengruber
President, Chief Executive Officer and Director
(Principal Executive Officer)